                                   QMS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 24, 1995


   The undersigned hereby appoints Gregory R. Jones and G. William Speer, or either of them, proxies, with power of substitution, to vote the shares of common stock of QMS, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders on January 24, 1995 and any adjournment thereof, as specified on the reverse side.

           (Continued and to be signed and dated on the other side.)

                                                                 [X] Please mark
                                                                     your votes
                                                                      as this


                                                     ------------
                                                        COMMON


1. Election of Directors: James L. Busby and Lucius E. Burch, III

FOR the election as directors               WITHHOLD AUTHORITY
       of both of                             to elect any
      the nominees                               nominee
      listed above                            listed above.
          [ ]                                     [ ]

(Instructions: To withhold authority to vote for any particular nominee, draw a line through his name above.)

2. With discretionary power in the transaction of such other business as may properly come before the meeting.

This proxy, properly executed, will be voted as directed hereon. If no direction is made, this proxy will be voted
FOR all nominees in Proposal 1. The proxies may vote in their discretion as to other matters which may properly come before the meeting.

- - -------------------------------------------------------
                    Signature


- - -------------------------------------------------------
           Signature (if held jointly)
        Title of authority (if applicable)
NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all proxies are required. A corporation should sign in its full corporate name by a duly authorized officer stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full titles as such. If a partnership, please sign in the partner-ship name by an authorized person.